Exhibit 23.2

Consent of Independent Petroleum Engineer

            As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Pre-Effective Amendment No. 1 to  Registration Statement on Form S-3 ( 333-108408) of McMoRan Exploration Co. and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2002, incorporated by reference therein.

                                                                                                    /s/ Ryder Scott Company, L.P.

                                                                                                    RYDER SCOTT COMPANY, L.P.

Houston, Texas

September 29, 2003